UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 23, 2026, Interactive Strength Inc. (the “Company”) increased the maximum aggregate offering price of the shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable under the At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co. LLC, dated May 17, 2024 to $2,608,000 and filed a prospectus supplement dated January 23, 2026 (the “Prospectus Supplement”) under the Sales Agreement for an aggregate of $2,608,000. Prior to the date hereof, the Company sold shares of common stock having an aggregate sales price of approximately $1,646,532 pursuant to General Instruction I.B.6 of Form S-3 under the Sales Agreement in the last 12 calendar months and approximately $10,459,000 under the Sales Agreement in the aggregate. A copy of the legal opinion as to the legality of the $2,608,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-288405) filed by the Company with the SEC on June 27, 2025 and declared effective by the SEC on September 22, 2025 as amended and supplemented by the Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lucosky Brookman LLP

23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	January 27, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)